UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018
____________________

LANDCADIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Investment Management Trust Agreement

As previously announced, on May 30, 2018, Landcadia Holdings, Inc. (the “Company”) held a special meeting in lieu of annual meeting of stockholders (the “special meeting”). At the special meeting, the stockholders of the Company approved an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, made effective as of May 25, 2016, by and between the Company and Continental Stock Transfer & Trust Company (“Continental”), to extend the date on which Continental must liquidate the trust account established in connection with the Company’s initial public offering if the Company has not completed a business combination from June 1, 2018 to December 14, 2018. The Company and Continental entered into the Trust Amendment on May 31, 2018. A copy of the Trust Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Underwriting Agreement

In connection with the Extension (as defined below), on May 31, 2018, the Company entered into an amendment (the “UA Amendment”) to the Underwriting Agreement, dated as of May 25, 2016, by and among the Company and Jefferies LLC and Deutsche Bank Securities Inc., as representatives of the underwriters (the “Underwriting Agreement”), pursuant to which all references in the Underwriting Agreement to the date by which the Company must complete a business combination have been replaced with references to December 14, 2018. A copy of the UA Amendment is attached hereto as Exhibit 10.2 hereto and incorporated herein by reference.

Amendments to Letter Agreements

Also in connection with the Extension, on May 31, 2018, the Company, Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) and Fertitta Entertainment, Inc. (together, the “Sponsors”) and each of Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal and Nicholas Daraviras (collectively, the “Founders”), entered into an amendment (the “Insider Letter Amendment”) to the letter agreement, dated as of May 25, 2016, among the Company, the Sponsors and the Founders (the “Insider Letter”) that provides that any references in the Insider Letter to the date by which the Company must complete a business combination are replaced with references to December 14, 2018. The Insider Letter Amendment is attached as Exhibit 10.3 hereto and incorporated herein by reference.

On May 31, 2018, the Company and Mark Kelly also entered into an amendment (the “Kelly Letter Amendment”) to the letter agreement, dated as of May 25, 2016, between the Company and Mr. Kelly (the “Kelly Letter”), that provides that any references in the Kelly Letter to the date by which the Company must complete a business combination are replaced with references to December 14, 2018. The Kelly Letter Amendment is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also as previously announced, at the special meeting the stockholders of the Company approved and adopted an amendment (the “Extension Amendment”) to the Company’s second amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from June 1, 2018 to December 14, 2018 (the “Extension”). A copy of the Extension Amendment is filed here Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Second Amended and Restated Certificate of Incorporation of Landcadia Holdings, Inc.
10.1	Amendment No. 1 to Investment Management Agreement, dated as of May 31, 2018, by and between Landcadia Holdings, Inc. and Continental Stock Transfer & Trust Company.
10.2	Amendment to Underwriting Agreement, dated as of May 31, 2018, by and among Landcadia Holdings, Inc. and Jefferies LLC and Deutsche Bank Securities Inc., as representatives of the underwriters.
10.3	Amendment to Letter Agreement, dated as of May 31, 2018, by and among Landcadia Holdings, Inc., Jefferies Financial Group Inc., Fertitta Entertainment, Inc., Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal and Nicholas Daraviras.
10.4	Amendment to Letter Agreement, dated as of May 31, 2018, by and between Landcadia Holdings, Inc. and Mark Kelly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS, INC.

	By:	/s/ Richard H. Liem
Name: Richard H. Liem
Title: Vice President and Chief Financial Officer

Dated: June 1, 2018